Exhibit 99.1

HGS	HUMAN GENOME SCIENCES, INC. 14200 Shady Grove Road, Rockville, Maryland 20850
FOR IMMEDIATE RELEASE
Media Contact:
Jerry Parrott
Vice President, Corporate Communications
301-315-2777
Investor Contact:
Peter Vozzo
Senior Director, Investor Relations
301-251-6003
HUMAN GENOME SCIENCES ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK
ROCKVILLE, Maryland — December 2, 2009 — Human Genome Sciences, Inc. (Nasdaq: HGSI) today announced the pricing of its underwritten public offering of 15,500,000 newly issued shares of its common stock at a price to the public of $26.75 per share. The size of the offering was increased from the originally announced 12,500,000 shares. The Company also granted the underwriters a 30-day option to purchase up to an additional 2,325,000 shares of the Company’s common stock. The offering is expected to close on December 8, 2009, subject to customary closing conditions. The Company anticipates net proceeds from the offering of approximately $397 million.
Goldman, Sachs & Co. and Citigroup Global Markets Inc. are acting as joint book-running managers for the offering.
The shares will be issued pursuant to an effective shelf registration statement. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Human Genome Sciences, Inc., nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When available, a copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from Goldman, Sachs & Co., at 85 Broad Street, New York, New York 10004, Attention: Prospectus Department, Toll-Free 1-866-471-2526, or by email at prospectus-ny@ny.email.gs.com and Citigroup Global Markets Inc. at Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, Attention: Prospectus Department, Toll-Free 1-800-831-9146.
About Human Genome Sciences
Human Genome Sciences is a commercially focused biopharmaceutical company. In the first half of 2009, HGS achieved its first product revenues when the Company delivered raxibacumab (ABthrax™) to the U.S. Strategic National Stockpile for the treatment of inhalation anthrax. HGS has two other products in late-stage clinical development: ZALBIN™ (formerly Albuferon®) for chronic hepatitis C and BENLYSTATM (formerly LymphoStat-B®) for systemic lupus erythematosus.
For more information about HGS, please visit the Company’s web site at www.hgsi.com. Health professionals and patients interested in clinical trials of HGS products may inquire via e-mail to medinfo@hgsi.com or by calling HGS at (877) 822-8472.
HGS, Human Genome Sciences, ABthrax, Albuferon, BENLYSTA, and ZALBIN are trademarks of Human Genome Sciences, Inc.

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of Human Genome Sciences’ unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, Human Genome Sciences’ ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with facilities, intense competition, the uncertainty of patent and intellectual property protection, Human Genome Sciences’ dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.
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